Exhibit 99.3

GeoDynamics, Inc. and Subsidiaries

Consolidated Financial Report

December 31, 2016

C O N T E N T S

i

Independent Auditor’s Report

To the Stockholder

GeoDynamics, Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of GeoDynamics, Inc. and Subsidiaries (collectively, the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, stockholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GeoDynamics, Inc. and Subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

May 31, 2017

AN INDEPENDENT MEMBER OF	WEAVER AND TIDWELL LLP	2821 WEST SEVENTH STREET, SUITE 700, FORT WORTH, TX 76107
BAKER TILLY INTERNATIONAL	CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	P: 817.332.7905 F: 817.429.5936

Geodynamics, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2016 and 2015

	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,352,856	$4,134,707
Trade accounts receivable, net of allowance for doubtful accounts of $1,082,386 and $565,088 at December 31, 2016 and 2015, respectively	14,409,126	16,888,971
Inventories, net	28,464,763	34,888,118
Prepaid expenses	1,562,773	2,237,282
Income taxes receivable	914,113	201,938
Deferred tax asset	872,876	1,074,587

Total current assets	54,576,507	59,425,603

PROPERTY AND EQUIPMENT, at cost, net	12,410,064	13,394,337

GOODWILL	1,301,565	1,301,525

OTHER INTANGIBLE ASSETS	764,094	418,828

OTHER ASSETS	126,918	169,996

TOTAL ASSETS	$69,179,148	$74,710,289

The Notes to Consolidated Financial Statements are

an integral part of these statements.

	2016	2015
LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$4,960,435	$7,129,573
Accrued liabilities	1,793,848	3,251,398
Current portion of long-term debt	873,655	929,133
Current portion of capital lease obligation	141,306	132,427
Current portion of deferred gain on sale of land	32,745	32,745
Due to related parties	910,000	1,000,000

Total current liabilities	8,711,989	12,475,276

Deferred gain on sale of land	217,618	220,802
Long-term debt	965,603	1,842,242
Deferred tax liability	1,217,790	2,010,955
Line of credit	17,056,471	17,056,471
Capital lease obligation	890,375	1,031,825

Total liabilities	29,059,846	34,637,571

STOCKHOLDER’S EQUITY
Common stock; $1 par value; 150,000 shares authorized, issued and outstanding	150,000	150,000
Additional paid-in capital	18,153,866	18,153,866
Accumulated equity	21,815,436	21,768,852

Total stockholder’s equity	40,119,302	40,072,718

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$69,179,148	$74,710,289

The Notes to Consolidated Financial Statements are

an integral part of these statements.

Geodynamics, Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2016 and 2015

	2016	2015

SALES, NET	$72,089,603	$92,993,533

COST OF SALES	52,200,699	60,932,253

Gross profit	19,888,904	32,061,280

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	19,484,077	25,759,265

Income from operations	404,827	6,302,015

OTHER INCOME (EXPENSE)
Miscellaneous income (expense)	93,859	(69,541)
Interest expense	(672,196)	(627,879)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(173,510)	5,604,595

INCOME TAX (EXPENSE) REFUND	220,094	(1,482,519)

NET INCOME	$46,584	$4,122,076

The Notes to Consolidated Financial Statements are

an integral part of these statements.

Geodynamics, Inc. and Subsidiaries

Consolidated Statements of Stockholder's Equity

Years Ended December 31, 2016 and 2015

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Equity	Equity

BALANCE, December 31, 2014	150,000	$150,000	$18,153,866	$17,646,776	$35,950,642

Net income	—	—	—	4,122,076	4,122,076

BALANCE, December 31, 2015	150,000	150,000	18,153,866	21,768,852	40,072,718

Net income	—	—	—	46,584	46,584

BALANCE, December 31, 2016	150,000	$150,000	$18,153,866	$21,815,436	$40,119,302

The Notes to Consolidated Financial Statements are

an integral part of these statements.

Geodynamics, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$46,584	$4,122,076
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,326,695	3,052,323
Deferred income taxes	(591,454)	(266,090)
Gain on disposal of property	(55,825)	(44,614)
Changes in operating assets and liabilities
Trade accounts receivable	2,479,845	6,979,504
Inventories	6,423,355	(3,358,323)
Prepaid expenses	674,509	(877,316)
Other assets	43,078	(13,793)
Income taxes receivable	(712,175)	(201,938)
Accounts payable	(2,169,138)	(7,160,774)
Deferred revenue	—	(191,250)
Accrued liabilities	(1,457,550)	(1,108,394)
Deferred gain on sale of land	(3,184)	(155,858)

Net cash provided by operating activities	8,004,740	775,553

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,693,151)	(3,392,252)
Proceeds from sale of property	61,248	84,379

Net cash used in investing activities	(2,631,903)	(3,307,873)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowing under revolving lines of credit	—	2,000,000
Payments on notes payable	(1,022,117)	(1,252,926)
Payments on capital lease	(132,571)	(124,154)

Net cash provided by (used in) financing activities	(1,154,688)	622,920

Net change in cash	4,218,149	(1,909,400)

CASH, beginning of year	4,134,707	6,044,107

CASH, end of year	$8,352,856	$4,134,707

SUPPLEMENTARY CASH FLOW INFORMATION
Interest paid	$672,196	$627,879
Income taxes paid	$69,992	$3,831,247

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Significant Accounting Policies

The accounting policy relative to the carrying value of property and equipment is indicated in the caption on the balance sheet. Nature of operations and other significant accounting policies are as follows:

Nature of Operations

GeoDynamics, Inc., a Delaware corporation, is the global technology and manufacturing leader in perforating, downhole completions, intervention, and wireline solutions. They provide their products and services to domestic and international customers in the oil and gas industry.

On August 31, 2012, the Company acquired 100% of the membership interests of Legacy Oil Tools, LLC (Subsidiaries).

On May 12, 2015, the Company acquired the assets and inventory of Connor Oil Tools, LLC. These items are included in the balance sheet of GeoDynamics, Inc. from that date onwards.

On October 26, 2016, the Company established a wholly owned Subsidiary: Geodynamics UK Limited, in Aberdeen, Scotland. Geodynamics UK Limited and Legacy Oil Tools, in Millsap, Texas are consolidated to form Geodynamics, Inc. (collectively referred to as the Company).

Basis of Presentation

The consolidated financial statements include the accounts of the parent and subsidiaries. All significant intercompany transactions, balances and profits have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related revenues and expenses and disclosure of gain and loss contingencies at the date of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits with banks, and all highly liquid investments with original maturities of three months or less.

The Company regularly maintains cash balances at financial institutions which could exceed FDIC insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Accounts Receivable

The Company has provided an allowance for doubtful accounts based on prior experience, reviews of individual accounts, historical losses, existing economic conditions, and management’s evaluation of other pertinent factors. Accounts are written off as they are deemed uncollectible based on a periodic review of accounts.

Inventories

Inventories are stated at the lower of cost (first-in, first out basis) or market value.

Property and Equipment

Property and equipment are capitalized at cost and depreciated primarily using the straight-line method over the estimated useful lives of the various assets. Improvements that substantially increase the useful life of property are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or otherwise retired and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is included in operating results. The useful lives for purposes of calculating depreciation are as follows:

Vehicles (years)	2	-	5
Machinery and equipment (years)	3	-	7
Office equipment (years)	3	-	5
Leasehold improvements (years)	5	-	7

Goodwill

In accordance with U.S. generally accepted accounting principles relating to goodwill, the Company is required to evaluate the goodwill on an annual basis for potential impairment. During the years ended December 31, 2016 and 2015, there were no impairment charges to goodwill.

Revenue Recognition

The Company recognizes revenue from sales of product when the customer takes title to the products and the related risks and rewards of ownership of the product have transferred to the customer and from services when they are delivered to the customer. Sales tax collected is not included in net sales.

Shipping and Handling Costs

The Company records shipping and handling costs in cost of goods sold.

Advertising

The Company expenses all advertising costs as incurred. Amounts expensed for advertising costs for the years ended December 31, 2016 and 2015 were $61,117 and $98,968, respectively.

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Income Taxes

The Company accounts for federal income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactments of changes in the tax law or rates are considered. The Company provides a valuation allowance for the amount of the deferred tax assets not expected to be realized.

The Company is also subject to state income tax on the portion of its income earned in Texas.

Legacy Oil Tools, LLC is a limited liability company under the provisions of the Internal Revenue Code.

Generally accepted accounting principles (GAAP) requires that the Company recognize the impact of a tax position that is more likely than not to be disallowed upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Tax positions taken related to the Company’s tax status and federal and state filing requirements have been reviewed, and management is of the opinion that they would more likely than not be sustained by examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits. As of December 31, 2016, the Company’s tax years 2013 and thereafter remain subject to examination for federal tax purposes and 2012 and thereafter remain subject to examination for state tax purposes.

Concentrations of Credit Risk

The Company extends credit to its customers primarily in the oil and gas industry, which results in accounts receivable arising from its normal business activities. The Company does not require collateral from its customers, but routinely assesses the financial strength of the customers and, based upon factors surrounding the credit risk of the customers, believes that its credit risk exposure from accounts receivable is limited. Such estimate of the financial strength of the customers may be subject to change in the near term.

The Company had the following concentrations as of and for the year ended December 31, 2016:

	Number of Customers/ Suppliers	Percent of Total
Sales	1	25%
Purchases	0	0%
Accounts receivable	0	0%

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company had the following concentrations as of and for the year ended December 31, 2015:

	Number of Customers/ Suppliers	Percent of Total
Sales	1	11%
Purchases	0	0%
Accounts receivable	1	13%

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU 2015-11, “Inventory”, which changes the way inventory is valued for companies that measure inventory utilizing the first-in, first-out, or average cost methods to the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The guidance is effective for fiscal years beginning after December 15, 2016 and is applied prospectively with earlier application permitted. The Company has not completed a review of the new guidance; however, the Company does not believe the guidance will materially impact the consolidated balance sheet or income statement.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes”, which requires all deferred tax assets and liabilities to be classified as non-current on the balance sheet instead of separating deferred taxes into current and non-current amounts. The guidance is effective for annual and interim periods beginning after December 15, 2017, and may be adopted on either a prospective or retrospective basis.

In February 2016, the FASB issued ASU 2016-02, “Leases”, a comprehensive new standard that amends various aspects of existing accounting guidance for leases, including the recognition of a right of use asset and a lease liability for leases with a duration greater than one year. The guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company has not completed a review of the new guidance; however, the Company anticipates that upon adoption of the standard the Company will recognize additional assets and corresponding liabilities related to leases on the Company’s consolidated balance sheet.

Note 2. Inventories

Inventories are comprised of the following at December 31:

	2016	2015
Raw materials	$9,225,867	$11,745,267
Finished goods	19,238,896	23,142,851
	$28,464,763	$34,888,118

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Property and Equipment

Property and equipment consists of the following at December 31:

	2016	2015
Land	178,078	178,078
Vehicles	487,067	487,866
Machinery and equipment	15,278,480	13,813,800
Office equipment	1,275,754	542,652
Leasehold improvements	9,039,151	8,786,625
Construction in progress	456,069	804,386
	26,714,599	24,613,407
Accumulated depreciation	(14,304,535)	(11,219,070)
Property and equipment, net	$12,410,064	$13,394,337

Depreciation expense for the years ended December 31, 2016 and 2015 was $3,157,087 and $2,881,866, respectively.

Note 4. Intangible Assets

Intangible assets consisted of the following at December 31:

	2016	2015
Customer list (15 years)	$525,229	$525,229
Non-compete agreements (4 years)	154,374	154,374
Patents (10 years)	644,355	129,441
Patents (5 years)	151,685	151,685
Trade name (2 years)	40,065	40,065
	1,515,708	1,000,794
Accumulated amortization	(751,614)	(581,966)
	$764,094	$418,828

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Amortization expense for the years ended December 31, 2016 and 2015 was $169,608 and $170,487, respectively. Estimated future amortization is as follows:

2017	$94,458
2018	71,706
2019	64,121
2020	64,121
2021	64,121
Thereafter	405,567

Note 5. Sale of Land

During 2008, the Company sold a tract of land to an unrelated third party for approximately $724,000. The proceeds of the sale exceeded the cost of the land by approximately $589,000. Concurrent with the sale of the land the Company signed a lease agreement with the buyer to lease back the land and a building, which the buyer was to construct to the Company’s specifications. The construction was completed during 2009, and the Company began leasing the premises in March of 2009. Beginning in March 2009 the lease was recorded as an operating lease. The gain on sale was deferred and will be recognized each year over the term of the lease.

Note 6. Line Of Credit

As of December 31, 2016 and 2015, the Company maintained a revolving line of credit agreement with a bank. The line of credit had a maximum commitment of $35,000,000 and bore interest at the daily one month LIBOR rate plus 2.25% (3.02% and 2.67% at December 31, 2016 and 2015, respectively). The agreement expires April 30, 2018. The agreement requires the Company to maintain certain financial ratios and comply with certain technical covenants. At December 31, 2016 and 2015, the Company was in compliance with respect to these covenants or has received a waiver of any such noncompliance. The outstanding balance as of December 31, 2016 and 2015 was $17,056,471 and $17,056,471, respectively. The line of credit was secured by substantially all of the assets of the Company. The line of credit was also guaranteed by the Company’s sole stockholder.

Note 7. Long-Term Debt

Long-term debt at December 31 consists of the following:

	2016	2015
Notes payable to a bank, due in monthly installments totaling $74,031, including interest ranging from 4.01% to 5.42%, maturing through December 2019; collateralized by equipment	$1,839,258	$2,771,375
	1,839,258	2,771,375
Less current portion of long-term debt	873,655	929,133
	$965,603	$1,842,242

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The principal amounts of long-term debt maturing in each of the years subsequent to December 31, 2016 are as follows:

2017	$873,655
2018	531,853
2019	433,750
$1,839,258

Note 8. Property Under Capital Lease

The Company has entered into agreements for the lease of property with total costs of $1,555,879 at December 31, 2016 and 2015, which are classified as capital leases. Accumulated amortization on these assets was $574,084 and $350,232 at December 31, 2016 and 2015, respectively. Amortization expense is included in depreciation expense.

The following is a schedule by year of future minimum lease payments under the capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2016:

2017	$192,250
2018	194,007
2019	195,782
2020	197,575
2021	199,386
Thereafter	234,495
Total minimum lease payments	1,213,495
Less amount representing interest	181,814
Present value of net minimum lease payments	1,031,681
Less current portion	141,306
Non-current portion	$890,375

Note 9. Stock Option Plan

GeoDynamics, B.V., the Company’s parent, adopted an employee stock option plan on May 23, 2007. The purpose of the plan is to attract and retain key management employees and members of the board of directors and to provide such persons with a proprietary interest in the Company through the granting of nonqualified stock options. Under the plan, all options are fully vested as of the grant date. The participant may exercise a stock option at any time. No options have a contractual life in excess of 10 years. As of December 31, 2016 and 2015, there were 211,337 options that were both outstanding and exercisable. The weighted average exercise price of shares outstanding at December 31, 2016 was $5.46 a share. Per the terms of the employee stock option plan, no further stock options may be granted as of the termination date of July 14, 2015.

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Effective March 1, 2012, GeoDynamics, B.V. established an additional employee retention plan, the Phantom Unit Plan (PUP), which provides for the issuance of shares of phantom stock as part of a non-qualified deferred compensation arrangement. Each share of phantom stock represents a contractual right to receive an amount in cash equal to the spread between the fair value on the date of grant and the fair value per share of the Company’s stock upon an exchange event. Awards are fully vested three to five years after the grant date or up to a maximum of 100% or 80% of the number of granted units in the event of a change of control or the occurrence of an employee’s experience of an unforeseeable emergency.

Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation, addresses the accounting for the share-based payment transactions in which a company receives goods or services in exchange for: (a) equity instruments of the Company, or (b) liabilities that are based on the fair value of the Company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions. ASC Topic 718 generally requires that liability-classified awards such as the PUP be accounted for using a fair value based method at the grant date and subsequently remeasured each reporting period until the award is settled.

GeoDynamics, B.V. had 897,631 and 496,431 phantom units outstanding under the plan as of December 31, 2016 and 2015, respectively, which have been granted to employees of the Company. During the year ended December 31, 2016, 418,000 units were granted, 94,050 units vested, and 16,800 unvested units were forfeited. During the year ended December 31, 2015, 10,000 units were granted and 92,049 units vested, and 26,000 unvested units were forfeited. Compensation cost associated with vested units under the plan and unrecognized compensation cost associated with unvested units under the plan totaled $0 for the years ended December 31, 2016 and 2015 due to no change of control event or the occurrence of an employee’s experience of an unforeseeable emergency.

Note 10. Income Taxes

Deferred income tax assets and liabilities for the Company are computed annually for temporary differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to be realized. Income tax expenses are the taxes payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The income tax provision differs from that computed by applying statutory rates to income before income tax expense (refund) primarily because of property basis adjustments required by tax regulations.

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The components of income tax expense (refund) for the years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Current taxes – federal	$76,051	$1,709,652
Deferred taxes – federal	(207,277)	(282,290)
Current taxes – state	(18,699)	63,312
Deferred taxes – state	(70,169)	(8,155)
	$(220,094)	$1,482,519

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2016 and 2015 are presented below:

	2016	2015
Deferred tax asset (liability)
Depreciation and amortization	$(1,318,525)	$(2,131,541)
Deferred gain on sale of land	100,735	120,586
Vacation accrual	(1,216)	(1,216)
Accrued incentives	205	22,343
Accrued commissions	29,482	164,193
Inventory adjustments	578,251	720,975
State taxes	10,533	—
Bad debt expense	255,621	168,292
Total net deferred tax asset (liability)	$(344,914)	$(936,368)

Net deferred tax assets (liabilities) consist of the following at December 31:

	2016	2015
Deferred tax asset – current	$872,876	$1,074,587
Deferred tax liability - non current	(1,217,790)	(2,010,955)
	$(344,914)	$(936,368)

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11. Commitments And Contingencies

The Company leases various equipment, vehicles and office facilities under operating leases. Included in general and administrative expense and cost of sales for the years ended December 31, 2016 and 2015 is approximately $3,121,796 and $2,546,340, respectively, under operating lease agreements. At December 31, 2016, the approximate future minimum rental payments under noncancelable operating leases are as follows:

2017	$2,338,373
2018	1,903,755
2019	1,698,410
2020	1,398,359
2021	1,398,098
Thereafter	8,187,988
$16,924,983

The Company has consulting agreements with three individuals who are owners of GeoDynamics, B.V. under which it paid $407,952 and $430,000 in 2016 and 2015, respectively.

Note 12. Related Party Transactions

Included in due to related parties at December 31, 2016 and 2015 is $910,000 and $1,000,000, respectively, due to the Company’s sole stockholder, GeoDynamics, B.V., related to the purchase of Legacy Oil Tools, LLC.

The Company has a month-to-month lease agreement with an owner of GeoDynamics, B.V. for office facilities. Lease expense recorded under this agreement was $57,000 and $114,000 for each of the years ended December 31, 2016 and 2015, respectively.

The Company has a lease agreement with an owner of GeoDynamics, B.V. and an officer of the Company for office facilities. Lease expense recorded under this agreement was $120,000 and $112,500 for each of the years ended December 31, 2016 and 2015, respectively.

Note 13. 401(K) Plan

The Company sponsors a 401(k) Plan (the Plan) covering qualified employees. Employees may contribute a portion of their compensation to the Plan each year, and the Company makes discretionary contributions. Employer contributions related to the Plan were $335,667 and $292,959 for the years ended December 31, 2016 and 2015, respectively, and are included in general and administrative expenses.

GeoDynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 14. Subsequent Events

On January 1, 2017 the Company purchased Paradigm Geokey Services Limited, located in the United Kingdom, for $1,304,870. This amount was released to a third party to fund the transaction at year end and is therefore classified as a prepaid expense as of December 31, 2016.

The Company evaluated for recognition or disclosure all events or transactions that occurred after December 31, 2016 through May 31, 2017, the date these consolidated financial statements were available to be issued.